Exhibit 1.01

Cogentix Medical, Inc.

Conflict Minerals Report
Dated:  May 31, 2016

For Reporting Period from January 1 to December 31, 2015

Introduction

The following report is the Conflict Minerals Report for Cogentix Medical, Inc. (f/k/a Vision-Sciences, Inc.) for the reporting period from January 1 to December 31, 2015.  This report is being filed as an exhibit to Cogentix Medical’s specialized report on Form SD (“Form SD”), and is intended to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”), which was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products that contain certain “conflict minerals” which are necessary to the functionality or production of their products.  For purposes of this report and the Conflict Minerals Rule, “conflict minerals” are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten. These requirements apply to registrants wherever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant manufactures or contracts to manufacture products that contain these conflict minerals and these conflict minerals are necessary for the functionality or production of the registrant’s products, the registrant must conduct in good faith a reasonable country of origin inquiry regarding these conflict minerals.  This inquiry must be reasonably designed to determine: (i) whether any of the conflict minerals originated in the Democratic Republic of the Congo or an “adjoining country” (within the meaning of Item 1.01(d)(1) of Form SD) (the “DRC Region”), or are “conflict minerals from recycled or scrap sources” (within the meaning of Item 1.01(d)(6) of Form SD), and (ii) if such conflict minerals originated in the DRC Region, whether the conflict minerals directly or indirectly financed or benefited an “armed group” (within the meaning of Item 1.01(d)(2) of Form SD).  If a product does not contain conflict minerals necessary for the functionality or production of that product that directly or indirectly finance or benefit an armed group, then the product is considered “DRC conflict free” (within the meaning of Item 1.01(d)(4) of Form SD).  If, after exercising due diligence on the source and chain of custody of the conflict minerals in connection with a registrant’s reasonable country of origin inquiry, the registrant is unable to determine whether or not its products qualify as “DRC conflict free,” then the registrant must conclude that such products are “DRC conflict undeterminable” (within the meaning of Item 1.01(d)(5) of Form SD).  Any registrant that manufactures or contracts to manufacture products that are “DRC conflict undeterminable” must provide a description of those products, the facilities used to process the necessary conflict minerals in those products, if known, the country of origin of the necessary conflict minerals in those products, if known, and the efforts to determine the mine or location of origin with the greatest possible specificity, in a Conflict Minerals Report to be filed as an exhibit to Form SD.

The report presented herein is not audited as the Conflict Minerals Rule provides that for a smaller reporting company, if a registrant’s products are “DRC conflict undeterminable” in 2013, 2014, 2015 or 2016 (four-year period), the Conflict Minerals Report is not subject to an independent private sector audit.

Combination of Vision-Sciences, Inc. and Uroplasty, Inc.

On March 31, 2015, Vision-Sciences, Inc. (“Vision”) completed its merger with Uroplasty, Inc. (“Uroplasty”), pursuant to an Agreement and Plan of Merger dated as of December 21, 2014 (the “Merger Agreement”), among Vision, Visor Merger Sub LLC, a wholly owned subsidiary of Vision (“Merger Sub”), and Uroplasty.   Pursuant to the terms of the Merger Agreement, Uroplasty merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation under the name “Uroplasty LLC” (the “Merger”).  Upon completion of the Merger, Vision changed its name to “Cogentix Medical, Inc.”  Prior to the completion of the Merger and during a portion of the period covered by this report, Vision and Uroplasty operated as two separate, publically traded companies.  This report addresses the activities of both Vision and Uroplasty during the reporting period.

Company Overview

Cogentix Medical, Inc., headquartered in Minnetonka, Minnesota with additional operations in Orangeburg, New York; Westborough, Massachusetts; The Netherlands and the United Kingdom, is a global medical device company that designs, develops, manufactures and markets innovative proprietary technologies serving the urology, urogynecology/gynecology, ENT and GI markets.

We design, develop, manufacture and market products for flexible endoscopy with our unique product lines featuring a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety.  We also commercialize the Urgent® PC Neuromodulation System, an FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB).  OAB is a chronic condition that affects approximately 42 million U.S. adults.  The symptoms include urinary urgency, frequency and urge incontinence.  We also offer Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency.

Unless the context requires otherwise, in this report, the terms “Cogentix,” “Cogentix Medical,” the “Company,” “we,” “us,” “our” and similar references refer to Cogentix Medical, Inc. and its consolidated subsidiaries.

Products, Supply Chain and RCOI Conclusion

Following completion of the Merger on March 31, 2015, Cogentix Medical adopted the processes and procedures of Uroplasty regarding the Conflict Minerals Rules, and these are now implemented for all of Cogentix Medical.

As of the date of this report, we conducted an analysis of the materials contained in all of our products, and found that conflict minerals are necessary for the functionality of the following products:

1.	UrgentPC Stimulators. The UrgentPC Stimulator is a battery powered, external pulse generator and is designed for multiple uses. The UrgentPC Stimulator is to be used only in conjunction with the UrgentPC lead set.

2.	UrgentPC lead sets. The UrgentPC lead set (comprised of a lead wire, needle electrode and alcohol pad) transfers the electrical current from the UrgentPC Stimulator to the tibial nerve via the needle electrode and is designed as a disposable single use product.
3.	Endoscopes and Digital processing units (DPU’s). The endoscopes either contain fiber optic light and image bundles, with connections to a portable light source or fiber optic light cable (fiber scopes) or CCD image sensors attached to PCBA’s, used in conjunction with a digital video processor via a video cable (videoscopes). Both the endoscopes and digital processing units are designed for multiple uses.

The endoscope products are produced through a combination of in-house assembly processes, whereas the digital processing unit, the UrgentPC Stimulator and the UrgentPC lead set are produced by means of outsourced manufacturing using three different suppliers.  We rely on each of these three suppliers to provide us information on the origin of the conflict minerals contained in the products they supply to us, including sources of conflict minerals that are supplied to them from lower tier suppliers.

Because these four products contain conflict minerals, and per the requirements of the Conflict Mineral Rule, we performed a reasonable country of origin inquiry (“RCOI”) to determine if the “necessary conflict minerals” used in such products originated in the covered countries or are from recycled or scrap materials. The RCOI performed by us included:

1.	Assessing the RCOI activities already performed by the suppliers for the UrgentPC Stimulator and UrgentPC lead sets.
2.	Contacting the supplier of the digital processing unit (DPU) by means of a survey, and requesting information on the origin of the conflict minerals used in their product. As of the date of this report, no information has been received back yet. We have decided to pursue a new supplier who is more compliant/capable of tracing the conflict minerals.
3.	Conducting a survey of the 178 suppliers of parts for the endoscopes, requesting (a) their review of parts they supply to Cogentix , (b) if such parts contained gold, tin, tantalum or tungsten, and (c) if so, what activities have been undertaken by such supplier of parts to locate and identify the origin of these minerals. As of the date of this report, 145 suppliers have responded indicating that there is no change from the response provided during last year’s reporting period.

Based on the most recent information received from the suppliers of our Urgent PC Stimulator and the Urgent PC lead sets, we have concluded that:

•	UrgentPC Stimulator. The conflict minerals contained in this product may have originated in the covered countries, and we have not been able to determine whether the conflict minerals come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin
•	UrgentPC lead sets. The conflict minerals contained in this product may have originated in the covered countries, and we have not been able to determine whether the conflict minerals come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin.

As of the date of this report, we have not received sufficient information from the 178 suppliers for the parts of our endoscope product regarding whether such supplier’s products contain country of origin conflict minerals.  Therefore, we have concluded that the conflict minerals contained in endoscope products may have originated in the covered countries, and we have not been able to determine whether the conflict minerals came from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin.  As a result of the conclusions of our inquiries we believe that these products are subject to the reporting obligations of Rule 13p-1 (“DRC conflict undeterminable”).

As of the date of this report, we do not know the specific facilities used to process the necessary conflict minerals in any of our four products nor the specific country of origin of such conflict minerals.  As a company in the medical device industry, we are several levels removed from the actual mining of conflict minerals.  We do not make purchases of raw ore or unrefined conflict minerals and make no purchases in the DRC Region.  Due to the breadth and complexity of our products and their respective supply chains, we believe it will take additional time for many of our suppliers to verify the origin of the necessary conflict minerals in our four products.  We intend to continue our due diligence on the source and custody of the necessary conflict minerals in our products.

Conflicts Minerals Policy Statement

We have adopted the following Conflict Minerals Policy statement which was adopted by Uroplasty prior to the Merger:

Cogentix is committed to ensure that conflict minerals contained in our products are sourced with due respect for human rights, the need to avoid contributing to conflict, and the desire to support development through our supply chain practices.

At the same time, Cogentix does not ban the use of conflict minerals that originate in conflict-affected and high-risk areas when they are sourced in accordance with existing international standards.  Avoiding the sourcing of all conflict minerals from these areas would cause a de facto embargo with serious adverse impact on the living conditions of local populations.

Cogentix has established a conflict minerals compliance program that is designed to follow the framework established by The Organization for Economic Co-operation and Development (the “OECD”) for providing sourcing expectations to our suppliers, and meeting the sourcing expectations of our customers, regulators and stakeholders. The conflict minerals policy statement is publicly available under the “Investors-Corporate Governance-Conflict Minerals” section of Cogentix’s corporate website at www.cogentixmedical.com.

We have communicated this policy to our suppliers of the UrgentPC Stimulator, the UrgentPC lead sets and digital processing unit products.  Based on the analysis of the survey results from the component suppliers for our endoscope product, we will communicate this policy to all suppliers that provide components which potentially contain the conflict minerals.

Due Diligence Framework

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten.

Management Systems.

Internal Team
We have established a management system for conflict minerals.  Our management system includes a Conflict Minerals Taskforce (the “CM Taskforce”), sponsored by our Chief Financial Officer as well as executive level representation and team members from relevant functions such as Manufacturing, Quality and Engineering.  The CM Taskforce is responsible for implementing our conflict minerals compliance strategy and is led by our Vice President of Operations who acts as the executive conflict minerals program manager.  Senior management is briefed in the second quarter of our fiscal year about our due diligence efforts.

Control Systems
As we outsource the manufacturing of our UrgentPC Stimulator, UrgentPC lead sets and DPU products, which each contain conflict minerals, to three suppliers, we have requested those suppliers to engage in industry-wide initiatives, such as the Electronics Industry Citizenship Coalition – Global e-Sustainability Initiative’s (“EICC-GeSI”), Conflict Free Sourcing Initiative (“CFSI”), the ITRI Tin Supply Chain Initiative and the Public Private Alliance for Responsible Minerals Trade. Initiatives like these will aid in the transparency of the conflict minerals in the supply chain.  In addition, we will request and encourage all additional suppliers that provide components for our products that contain conflict minerals, including the endoscope, to engage in the above mentioned initiatives as well.

Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we have created communication mechanisms for supplier sourcing expectations to be in-line with our Conflict Minerals Policy.  The expectations require suppliers to provide information about the source of conflict minerals and to commit to being or becoming a “DRC conflict-free” supplier, and to participate in industry-wide initiatives to provide better information on the supply chain transparency regarding conflict minerals and their sources, or select alternate sources to ultimately thrive to a supply chain that is proven “DRC conflict free”.

Grievance Mechanism
We have a grievance mechanism whereby employees and suppliers can report violations of our policies, including our Conflict Minerals Policy.  Identified issues pertaining to the Conflict Minerals Policy can be reported to the VP of Operations who functions as the program manager for the CM Taskforce.  It is the responsibility of the VP of Operations to ensure that any issues raised are addressed by the CM Taskforce and that senior management is briefed by the CM task force on a regular basis.  The grievance mechanism is publicly available under the “Investors-Corporate Governance-Conflict Minerals” section of our corporate website at www.cogentixmedical.com.  As of the date of this report, we have not received any reports of violations of our Conflict Minerals Policy.

Maintain Records
We have established and implemented a system to retain all relevant information related to its due diligence process to ensure that such information obtained by us in connection with our conflict minerals due diligence is documented, readily available and accessible by appropriate Cogentix personnel and retained for future use.

Identify and Assess Risk in the Supply Chain.

As a result of our size, the breath and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers.

We have identified the direct suppliers for all of our products, and are in the process of identifying all suppliers providing components for our products that contain conflict minerals.  The suppliers of our Urgent PC Stimulator and Urgent PC lead sets have responded to our request for information on the sources of the conflict minerals by means of a CFSI Reporting Template (the “Template”).  We are awaiting responses from the supplier of our DPU product and most of the component suppliers of our endoscope product regarding any information they have on the origin of the conflict minerals used in their products and any actions that they have undertaken to locate and identify the origin of those conflict minerals. We have relied on these responses to provide us with information about the source of the conflict minerals contained in the products supplied to us. All of these suppliers are similarly reliant upon information provided by their suppliers. Several of these suppliers are also SEC registrants and subject to the Conflict Minerals Rule.

Design and Implement a Strategy to Respond to Risks.

We are working with the three suppliers that provide our finished products containing conflict minerals, as well as the component suppliers in our direct supply chain to move them towards becoming and/or maintaining the status of “DRC conflict free” suppliers.  The time frame for the suppliers to move towards “DRC conflict free” will be dependent on the ability to receive conflict minerals source information from its complete supply chain to confirm the origin of the conflict minerals and the availability of alternative suppliers.  As of the date of this report, we have found no reason to terminate a contract or find a replacement supplier.

Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

We do not have a direct relationship with the conflict minerals smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the conflict minerals.  However, we rely upon our suppliers and their participation in industry efforts such as CFSI to influence smelters and refiners to get audited and certified through CFSI’s CFS Program.

Report on Supply Chain Due Diligence.

We use this report as the mechanism to report on the supply chain due diligence.  This report is also publicly available under the “Investors-Corporate Governance-Conflict Minerals” section of our corporate website at www.cogentixmedical.com.

Due Diligence Results

Request Information.

We requested information from our finished goods suppliers that are within the scope of the RCOI regarding the origin of the conflict minerals used in the supplied products. The suppliers of our UrgentPC Stimulator and UrgentPC lead sets have conducted surveys using the Template developed by the EICC-GeSI.  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.  It includes questions regarding a company’s conflict free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use.  In addition, the Template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence.  The Template is being used by many companies in their due diligence processes related to conflict minerals. For the remaining suppliers (direct supplier of the DPU and the component suppliers of our endoscope product), an e-mail survey has been sent to them requesting review of the product or parts they supplied to Cogentix and if such product or parts contained gold, tin, tantalum or tungsten, and if so, what activities have been undertaken to locate and identify the origin of these minerals.

Survey Responses.

The suppliers of our UrgentPC Stimulator and UrgentPC lead sets products responded and provided information on their ROIC and due diligence by supplying information using the Template. As of the date of this report, we are awaiting a reply from 33 of the  component suppliers for the endoscope.

Based on the Template review of the suppliers of our UrgentPC Stimulator and UrgentPC lead sets, it is uncertain or unknown that the conflict minerals contained in our product that may have originated in the DRC Region financed or benefited armed groups in those countries.  As a result of that due diligence, we have concluded in good faith that the conflict minerals contained in our UrgentPC Stimulators and UrgentPC lead sets are “DRC conflict undeterminable”.  For the digital processing unit product and endoscope product, we do not have sufficient information as it relates to the country of origin of the conflict minerals.  Therefore, we concluded that the conflict minerals contained in those products may have originated in the covered countries, and we have not been able to determine whether the conflict minerals came from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin.  As a result of that due diligence, we have concluded in good faith that the conflict minerals contained in our endoscopes and digital processing units also are “DRC conflict undeterminable.”

Efforts to determine mine location of origin.

As we rely on the suppliers of our products and components that contain conflict minerals, we have determined that seeking information about conflict minerals smelters and refiners represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.

Smelters or Refiners
As a result of the due diligence efforts by the suppliers of our UrgentPC Stimulator and UrgentPC lead sets that provided the Template, the following smelters or refiners have been identified by those suppliers as listed in Annex 1.  However, it was uncertain or unknown as whether or not the minerals procured from these smelter or refiners originate from the DRC Region.

Steps to be taken to Mitigate Risk

Since December 31, 2013, we have taken the following steps to improve the due diligence process and to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC Region:

-	Continued due diligence efforts with direct suppliers and component suppliers.
-	Prepared language for a conflict minerals flow-down clause to be used in new or renewed supplier contracts.
-	Engaged with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
-	Provided expectations to our suppliers that when found to be supplying conflict minerals from sources that support conflict in the DRC Region to establish an alternative source of conflict minerals that does not support such conflict.

Annex 1

List of smelters identified on supplier Template

Metal	Smelter Name	Country
Gold	Asahi Pretec Corporation	JAPAN
Gold	Dowa	JAPAN
Gold	Dowa	JAPAN
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	EM Vinto	BOLIVIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	OMSA	BOLIVIA
Tin	Thaisarco	THAILAND
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Metallo Chimique	BELGIUM
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	Johnson Matthey Ltd	CANADA

Metal	Smelter Name	Country
Gold	Johnson Matthey Inc	UNITED STATES
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Johnson Matthey Inc	UNITED STATES
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	HONG KONG
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Tin	Jiangxi Nanshan	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Tin	Alpha	UNITED STATES
Tin	Alpha	UNITED STATES
Tin	EM Vinto	BOLIVIA
Tin	EM Vinto	BOLIVIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA

Metal	Smelter Name	Country
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	EM Vinto	BOLIVIA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Yunnan Tin Company, Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Tin	CV United Smelting	INDONESIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	PT Koba Tin	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Caridad	MEXICO
Gold	Royal Canadian Mint	CANADA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Brasil Ltda	BRAZIL
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	PAMP SA	SWITZERLAND
Gold	Valcambi SA	SWITZERLAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA

Metal	Smelter Name	Country
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Aurubis AG	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Chimet S.p.A.	ITALY
Gold	Japan Mint	JAPAN
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Materion	UNITED STATES
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA

Metal	Smelter Name	Country
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	Fenix Metals	POLAND
Tin	Alpha	UNITED STATES
Tin	PT Bangka Kudai Tin	INDONESIA
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	PT Bukit Timah	INDONESIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Advanced Chemical Company	UNITED STATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Boliden AB	SWEDEN
Gold	Colt Refining	UNITED STATES
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Istanbul Gold Refinery	TURKEY
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Ohio Precious Metals, LLC	UNITED STATES

Metal	Smelter Name	Country
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PX Précinox SA	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	Minsur	PERU
Gold	China National Gold Group Corporation	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Tin	CV Gita Pesona	INDONESIA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	FIR Metals & Resource., Ltd.	CHINA

Metal	Smelter Name	Country
Gold (Au)	Aida Chemical Industries Co. Ltd.	JAPAN
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Tin (Sn)	Alpha	UNITED STATES
Gold (Au)	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold (Au)	Argor-Heraeus SA	SWITZERLAND
Gold (Au)	Asahi Pretec Corporation	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	CCR Refinery – Glencore Canada Corporation	CANADA
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold (Au)	Chimet S.p.A.	ITALY
Tin (Sn)	China Rare Metal Materials Company	CHINA
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHINA

Metal	Smelter Name	Country
Tin (Sn)	CV United Smelting	INDONESIA
Gold (Au)	Dowa	JAPAN
Tin (Sn)	Dowa	JAPAN
Tantalum (Ta)	Duoluoshan	CHINA
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN
Tin (Sn)	EM Vinto	BOLIVIA
Tantalum (Ta)	Exotech Inc.	UNITED STATES
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck GmbH Goslar	GERMANY
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold (Au)	Heraeus Ltd. Hong Kong	HONG KONG
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum (Ta)	Hi-Temp	UNITED STATES
Tungsten (W)	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Japan Mint	JAPAN
Tungsten (W)	Japan New Metals Co Ltd	JAPAN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Gold (Au)	Johnson Matthey Inc	UNITED STATES
Gold (Au)	Johnson Matthey Ltd	CANADA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Metal	Smelter Name	Country
Gold (Au)	JSC Uralectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	Kazzinc Ltd	KAZAKHSTAN
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES
Tantalum (Ta)	King-Tan Tantalum Industry Ltd	CHINA
Gold (Au)	Kojima Chemicals Co., Ltd	JAPAN
Gold (Au)	L' azurde Company For Jewelry	SAUDI ARABIA
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Tin (Sn)	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold (Au)	Materion	UNITED STATES
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Tin (Sn)	Melt Metais e Ligas S/A	BRAZIL
Tin (Sn)	Metallo Chimique	BELGIUM
Tantalum (Ta)	Metallurgical Products India (Pvt.) Ltd.	INDIA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold (Au)	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies SA	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES
Gold (Au)	Met-Mex Peñoles, S.A.	MEXICO
Tin (Sn)	Mineração Taboca S.A.	BRAZIL
Tantalum (Ta)	Mineração Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	Nihon Material Co. LTD	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Gold (Au)	Ohio Precious Metals, LLC	UNITED STATES
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Tin (Sn)	OMSA	BOLIVIA
Gold (Au)	PAMP SA	SWITZERLAND
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA

Metal	Smelter Name	Country
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT REFINED BANGKA TIN	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Tambang Timah	INDONESIA
Tin (Sn)	PT Timah (Persero), Tbk	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Gold (Au)	PX Précinox SA	SWITZERLAND
Tantalum (Ta)	QuantumClean	UNITED STATES
Gold (Au)	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	Schone Edelmetaal	NETHERLANDS
Gold (Au)	SEMPSA Joyería Platería SA	SPAIN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum (Ta)	Solikamsk Metal Works	RUSSIAN FEDERATION
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tantalum (Ta)	Taki Chemicals	JAPAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum (Ta)	Telex	UNITED STATES
Tin (Sn)	Thaisarco	THAILAND
Gold (Au)	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd	JAPAN
Tantalum (Ta)	Ulba	KAZAKHSTAN
Gold (Au)	Umicore Brasil Ltda	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES

Metal	Smelter Name	Country
Gold (Au)	Valcambi SA	SWITZERLAND
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd	CHINA
Tin (Sn)	Yunnan Tin Company, Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum (Ta)	Zhuzhou Cement Carbide	CHINA
Gold (Au)	Zijin Mining Group Co. Ltd	CHINA
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Gold (Au)	Asaka Riken Co Ltd	JAPAN
Gold (Au)	Cendres & Métaux SA	SWITZERLAND
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tin (Sn)	Cooper Santa	BRAZIL
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV JusTindo	INDONESIA
Tin (Sn)	CV Nurjanah	INDONESIA
Tin (Sn)	Fenix Metals	POLAND
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten (W)	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tin (Sn)	GUANGXI CHINA TIN GROUP CO.,LTD	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	Pt Inti Stania Prima	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	Rui Da Hung	TAIWAN
Gold (Au)	Sabin Metal Corp.	UNITED STATES
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin (Sn)	Soft Metais, Ltda.	BRAZIL
Gold (Au)	Torecom	KOREA, REPUBLIC OF

Metal	Smelter Name	Country
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold (Au)	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold (Au)	Yokohama Metal Co Ltd	JAPAN
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	China National Gold Group Corporation	CHINA
Gold (Au)	Chugai Mining	JAPAN
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold (Au)	Colt Refining	UNITED STATES
Tin (Sn)	CV Makmur Jaya	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	INDONESIA
Gold (Au)	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold (Au)	Do Sung Corporation	KOREA, REPUBLIC OF
Gold (Au)	Doduco	GERMANY
Tin (Sn)	Estanho de Rondônia S.A.	BRAZIL
Gold (Au)	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tin (Sn)	Gejiu Zi-Li	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co. Ltd	CHINA
Tungsten (W)	Hunan Chenzhou Mining Group Co	CHINA
Gold (Au)	Hunan Chenzhou Mining Industry Group	CHINA
Gold (Au)	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold (Au)	Jiangxi Copper Company Limited	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Nanshan	CHINA
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tin (Sn)	Kai Unita Trade Limited Liability Company	CHINA
Tungsten (W)	Kennametal Fallon	UNITED STATES

Metal	Smelter Name	Country
Tungsten (W)	Kennametal Huntsville	UNITED STATES
Gold (Au)	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin (Sn)	Linwu Xianggui Smelter Co	CHINA
Gold (Au)	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin (Sn)	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT HP Metals Indonesia	INDONESIA
Tin (Sn)	PT Koba 2	INDONESIA
Tin (Sn)	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin (Sn)	PT Seirama Tin investment	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA
Gold (Au)	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold (Au)	So Accurate Group, Inc.	UNITED STATES
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Gold (Au)	The Great Wall Gold and Silver Refinery of China	CHINA
Gold (Au)	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Tungsten (W)	Wolfram Company CJSC	RUSSIAN FEDERATION
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Gold (Au)	Yunnan Copper Industry Co Ltd	CHINA
Tungsten (W)	HC Starck GmbH	GERMANY
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tin (Sn)	Foshan Nanhai Tong Ding Metal Company. Ltd.	CHINA
Gold (Au)	SUPER DRAGON TECHNOLOGY CO., LTD	TAIWAN